Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a director of Praxair, Inc., a Delaware corporation (the "Corporation"), do hereby make, nominate and appoint Guillermo Bichara and Anthony M. Pepper to be my attorney-in-fact, with full power and authority to sign on my behalf one or more Registration Statements on Form S-8 of Praxair, Inc. (the "Registration Statements") relating to the issuance of shares of common stock of the Corporation pursuant to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan, and any or all additional amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, provided that the Registration Statements and any additional amendments thereto, in their final form, are reviewed by said attorney-in-fact, and shall have the same force and effect as though I had manually signed the Registration Statement or any amendments thereto.
Dated: April 28, 2015

/s/ OSCAR BERNARDES	/s/ RAYMOND W. LEBOEUF

Oscar Bernardes	Raymond W. LeBoeuf

/s/ NANCE K. DICCIANI	/s/ LARRY D. MCVAY

Nance K. Dicciani	Larry D. McVay

/s/ EDWARD G. GALANTE	/s/ DENISE L. RAMOS

Edward G. Galante	Denise L. Ramos

/s/ IRA D. HALL	/s/ WAYNE T. SMITH

Ira D. Hall	Wayne T. Smith

/s/ ROBERT L. WOOD

Robert L. Wood